EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We have issued our report dated February 13, 2006 accompanying the consolidated financial statements of Patriot Capital Funding, Inc. included in the Annual Report on Form 10-K/A for the year ended December 31, 2005 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

New York, New York
July 24, 2006